UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 6, 2007

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 6, 2007, MPC-Pro, LLC (“MPC-Pro”), a wholly-owned subsidiary of MPC Corporation (“MPC”), and Gateway, Inc. (together with its successors and assigns, “Gateway”) executed a promissory note (the “Promissory Note”) whereby MPC-Pro promised to pay Gateway the principal amount of One Million Two Hundred Ninety Three Thousand Four Hundred Twenty Two dollars ($1,293,422.00), together with interest on the outstanding principal amount. The parties executed the Promissory Note pursuant to an Asset Purchase Agreement, dated as of September 4, 2007, by and among Gateway, MPC-Pro, MPC and Gateway Technologies, Inc. (a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed on September 6, 2007 and is incorporated herein by reference), which contemplated the parties executing the Promissory Note at a point in the future when the principal amount had been determined. The Promissory Note is dated effective October 1, 2007, which was the closing date of the transaction under the Asset Purchase Agreement. The principal amount of the Promissory Note was calculated pursuant to terms set forth in the Asset Purchase Agreement

The outstanding principal amount of the Promissory Note bears interest at a rate equal to eight percent (8%) per annum (the “Interest Rate”), payable on the last day of each interest period. In the case of overdue payments of principal and/or interest on the Promissory Note, MPC-Pro must pay interest, on demand by Gateway, at a rate equal to twelve percent (12%) per annum. MPC-Pro must repay Gateway the principal amount of the Promissory Note in three equal bi-monthly installments beginning on the date that is two months after the effective date of the Promissory Note and ending on the date that is six months after the effective date of the Promissory Note (each, a “Payment Date”). The first bi-monthly installment has been paid. Each payment of principal must be accompanied by payment of interest accrued on the unpaid principal amount of the Promissory Note for the interest period then ending. The Promissory Note is unsecured. Upon any of the events of default listed in Section 6 of the Promissory Note, Gateway may, by written notice to MPC-Pro, declare the Promissory Note to be due and payable, together with accrued interest. If MPC-Pro defaults in the performance of any of its obligations under the Promissory Note, MPC must perform or cause to be performed such obligation and will make full payment of any amount due. The obligations of MPC shall remain in effect until MPC-Pro obligations are performed in full.

The foregoing description of the Promissory Note is not complete and is qualified in its entirety by reference to the Promissory Note, which is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1                 Promissory Note entered into as of December 6, 2007, and effective as of October 1, 2007, among MPC-Pro, LLC, Gateway, Inc., and MPC Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: December 10, 2007	By: /s/ Curtis Akey Curtis Akey Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Promissory Note entered into as of December 6, 2007, and effective as of October 1, 2007, among MPC-Pro, LLC, Gateway, Inc., and MPC Corporation